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                                    EXHIBIT 4
                             AMENDMENT NO. 2 TO THE
                                RIGHTS AGREEMENT
                            OF PICTURETEL CORPORATION


         This Amendment No. 2, dated as of July 24, 2000, amends the Rights Agreement, dated as of March 25, 1992 (as amended to date, the "RIGHTS AGREEMENT"), between PictureTel Corporation, Inc., a Delaware corporation (the "COMPANY"), and Fleet National Bank (f/k/a BankBoston, N.A., f/k/a First National Bank of Boston), as Rights Agent. Capitalized terms which are used herein without definition and which are defined in the Rights Agreement shall have the respective meanings assigned to such terms in the Rights Agreement.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, on March 25, 1992, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Junior Preference Stock;

         WHEREAS, on March 25, 1992, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on the Dividend Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Dividend Record Date and the Distribution Date;

         WHEREAS, the Distribution Date has not occurred; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board has approved an amendment of certain provisions of the Rights Agreement as set forth below;

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1. Section 1(a) is amended by deleting the word "and" after the phrase "requires an adjustment");" and adding the following language after the words "on Schedule 13G":

             ", and (iii) that "Acquiring Person" shall not include an Exempt Person."

         2.  A new definition is added after Section 1(v) and before
Section 1(w) as follows:

             "(v')  "Exempt Person" shall mean:

                          (i) Intel Corporation ("Intel"), so long as such Person and its Affiliates and Associates does not become the Beneficial Owner of greater than that number of shares of Common Stock equal to the sum of: (A)

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                                    the number of shares of Common Stock
                                    issuable upon conversion of the Series A
                                    Preferred Stock of the Company purchased by Intel in connection with that certain Stock Purchase and Investors Rights Agreement, dated as of January 18, 1999 ("1999 Stock Agreement"), by and among this Company and Intel; PLUS (B) the number of ---- shares of Common Stock issuable upon conversion of the Series B Preference Stock of the Company ("Series B Stock") purchased by Intel in connection with that certain Stock Purchase and Investors Rights Agreement, dated as of July 13, 2000 ("2000 Stock Agreement"), by and among this Company, Intel, the State of Wisconsin Investment Board ("SWIB"), Halpern, Denny & Co., and certain other investors listed on Schedule 1 thereto; PLUS
                                    (C) the number of ---- additional shares of Common Stock which may be purchased by Intel pursuant to the 1999 Stock Agreement and the 2000 Stock Agreement, each such number of shares as adjusted for stock splits; and

                           (ii) SWIB, so long as such Person and its Affiliates and Associates does not become the Beneficial Owner of greater than that number of shares of Common Stock equal to the sum of: (A) 3,616,900 shares of Common Stock, PLUS (B) the ---- number of shares of Common Stock issuable upon conversion of the Series B Stock purchased by SWIB in connection with the 2000 Stock Agreement; PLUS (C) the number of additional ---- shares of Common Stock which may be purchased by SWIB pursuant to the 2000 Stock Agreement, each such number of shares as adjusted for stock splits."

         3. Section 2 is hereby amended by adding the following language after the word "desirable:

                   "upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent."


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         4.       Section 26 is hereby amended by deleting the notice name and address for the Rights Agent in its entirety and substituting the following language:

                  "Fleet National Bank c/o
                  EquiServe Limited Partnership
                  150 Royal Street, Canton, MA
                  Attention:  Client Administration
                  (PictureTel Corporation Rights Agreement)."

         5. EFFECT OF AMENDMENT. Except as expressly amended hereby, the Rights Agreement, as amended to the date hereof, shall remain in full force and effect.

         6. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said state applicable to contracts made and to be performed entirely within said state.

         7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.




             [The Remainder of the Page is Intentionally Left Blank]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed as of the day and year first above written.




                                            PICTURETEL CORPORATION


                                            By: ___________________________
                                            Title:


Attest:

By:______________________



                                            FLEET NATIONAL BANK


                                            By: ___________________________
                                            Title:


Attest:

By:______________________________